Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our report dated June 25, 2026, relating to our audit of the Truist Financial Corporation 401(k) Savings Plan’s (the “Plan”) financial statements and supplemental schedule for the year ended December 31, 2025, which appears in the Plan’s Annual Report on Form 11‐K in the Registration Statement No. 333‐206895 on Form S‐8.

/s/ Carr, Riggs, & Ingram, L.L.C.
Carr, Riggs, & Ingram, L.L.C.

Atlanta, Georgia
June 25, 2026